Exhibit 10.16
SEVENTH AMENDED AND RESTATED
PROMISSORY NOTE

Principal Amount:	May 26, 2010
U.S.$21,445,000.00
     FOR VALUE RECEIVED, the undersigned, HB SERVICE, LLC, a Delaware limited liability company (the “Maker”), does hereby promise to pay to the order of the Royal Palm Mortgage Group, LLC, a Florida limited liability company (the “Payee”), and to its successors and assigns, in lawful money of the United States of America, the principal amount of Twenty-One Million, Four Hundred Forty-Five Thousand Dollars (U.S.$21,445,000.00) or so much thereof as may be outstanding from time to time (the “Principal Amount”), and pay, without necessity of separate demand thereof, interest on the Principal Amount as provided herein.
RECITAL
     This Seventh Amended and Restated Promissory Note amends and replaces the Sixth Amended and Restated Promissory Note Dated March 24, 2010 in the Principal Amount of $18,945,000.00, which replaced the Fifth Amended and Restated Promissory Note Dated December 9, 2009 in the Principal Amount of $16,845,000.00, which replaced the Fourth Amended and Restated Promissory Note dated October 14, 2009, in the Principal Amount of $11,045,000.00, which replaced the Third Amended and Restated Promissory Note dated July 10, 2009, in the Principal Amount of $9,295,000.00, which replaced the Second Amended and Restated Promissory Note dated June 2, 2009, in the Principal amount of $8,700,000.00, which replaced the Amended and Restated Promissory Note made by HB Services, LLC in favor of Royal Palm Mortgage Group, LLC, in the principal amount of $6,700,000.00, which amended an earlier promissory in the principal amount of $5,000,000 which amended a promissory note dated May 13, 2008, between the same parties as Maker and Payee in the principal amount of $2,500,000.00 (the “Original Note”).
ARTICLE I
PAYMENTS OF PRINCIPAL AND INTEREST
     Section 1.1 Payments. The Principal Amount and all accrued interest thereon shall be paid December 1, 2010 (the “Due Date”). The Principal Amount on the Original Note and any subsequent amendments thereto, from time to time outstanding, shall bear interest at the rate set forth in Section 1.2 below, until paid. The Principal Amount and accrued interest thereon may be prepaid in whole or in part, at any time by the Maker without any premium or prepayment penalty.

     Section 1.2 Interest Rate. Interest on the outstanding Principal Amount shall accrue annually at a rate equal to the one month LIBOR rate, as reported by the Wall Street Journal from time to time, plus 200 basis points. Interest shall be calculated on a monthly basis, in arrears, using the one month LIBOR rate (plus 200 basis points) as reported in the Wall Street Journal on the first business day of each month to calculate interest for the immediately preceding month. All interest under this Note shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed.
     Section 1.3 Payment. All payments under this Note shall be made in immediately available U.S. funds to the offices of Lender at 450 East Las Olas Blvd., Suite 1500, Fort Lauderdale, Florida 33301 or such other location as the holder hereof shall designate in writing to the Maker.
     Section 1.4 Events of Default. Upon the occurrence of an Event of Default and at the option of the Payee, the entire Principal Amount and all unpaid interest accrued on this Note shall be accelerated and shall be required to be immediately paid by the Maker. Said amounts shall immediately be paid by the Maker upon written demand therefor issued to the Maker by the Payee following an Event of Default. An “Event of Default” shall occur if the Maker (i) fails to pay any principal or interest or other obligations evidenced by this Note when due; (ii) files a voluntary petition for bankruptcy; (iii) is adjudicated bankrupt or insolven by a final and unappealable order; (iv) files a petition seeking for itself any arrangement, composition, readjustment, or similar relief; or (iv) files an answer admitting the material allegation of a petition filed against such party in any of the proceedings referenced in (ii) through (iv) above.
ARTICLE II
MISCELLANEOUS
     Section 2.1 Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA (WITHOUT GIVING EFEFCT TO THE PRINCIPLES OF CONFLICT OF LAWS IN SUCH JURISDICTION).
     Section 2.2 Waiver. PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE MAKER.
     Section 2.3 Waiver of Trial by Jury. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR CLAIM BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED

IN CONJUNCTION THERE THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER ENTERING INTO THE LOAN EVIDENCED BY THIS NOTE.
     Section 2.4 Assignment. The rights and obligations of the Payee under this Note may be assigned without the consent of the Maker; however, the rights and obligations of the Maker under this Note may not be assigned without the prior written consent of the Payee.
     Section 2.5 Maximum Interest Rate. In no event shall any interest or other charges hereunder exceed the maximum interest rate permitted by law applicable to the enforcement of this Note. The Payee hereby waives its rights to collect any amount of interest or other charges that exceed such maximum interest rate.
     Section 2.6 Severability. The invalidity, illegality or unenforceability of any provision or obligation under this Note shall not affect or impair the validity, legality or enforceability of the remaining provisions under this Note.
     Section 2.7 Security. This Note is unsecured.
     IN WITNESS WHEREOF, the undersigned Maker has executed and delivered this Note as of the date first written above.
HB SERVICE, LLC

By:	/s/ Cris Branden Its HILP Manager	By:	/s/ Steven A. Berrard Its BHLP Manager